LOAN AGREEMENT

(Loan No. 25030442)

THIS LOAN AGREEMENT (the “Agreement”) is made as of June 13, 2025, by and between GIPDC 3707 14TH ST, LLC, a Delaware limited liability company (the “Borrower”), whose address is 401 E. Jackson St., Tampa, Florida 33602, and VALLEY NATIONAL BANK, a national banking association, its successors and/or assigns (the “Lender”), whose address is 180 Fountain Parkway, North, Suite 200, St. Petersburg, Florida 33716.

BACKGROUND

A.
Borrower has requested and Lender has agreed to make available to Borrower a loan in the original principal amount of ONE MILLION ONE HUNDRED AND NO/100THS DOLLARS ($1,100,000.00) (the “Loan”), which Loan will be evidenced by that certain Promissory Note dated the date hereof, in the original principal amount of $1,100,000.00, made by Borrower to the order of Lender (the “Note”). The proceeds of the Loan shall be used for the acquisition of and is secured by the property located at 3707-3711 14th Street NW, Washington, D.C. 20010 (the “Property”); and

B.
Lender has agreed to make the Loan to Borrower, upon the terms and conditions set forth below.

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual promises herein made and Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which is acknowledged, Borrower and Lender agree as follows:

1.
Background. The above background is true and correct and is incorporated into this Agreement by reference.

2.
Loan. Lender shall make the Loan available to Borrower upon the terms and subject to the conditions set forth in this Agreement:

(a)
The Loan. Subject to the terms and conditions set forth below, Lender shall make the Loan available to Borrower upon the execution by Borrower of the Note, the Deed of Trust, Assignment of Rents and Leases and Security Agreement dated the date hereof and made by Borrower in favor of Lender, to be recorded in the Land Records of the District of Columbia, encumbering the Property more particularly described therein (the “Mortgage”), and all of the other Loan Documents (as hereinafter defined).

(b)
Financial Statements. Borrower shall deliver or cause to be delivered to Lender the financial statements and tax returns for Borrower and the Guarantors of the Loan as provided in Section 7 below.

(c)
Depository Relationship. Borrower agrees to maintain its primary banking relationship with Lender.

(d)
Origination Fee. Borrower agrees to pay Lender a non-refundable loan origination fee in the amount of $5,500.00 (the “Origination Fee”) upon or prior to execution of this Agreement. Borrower and Lender recognize and agree that the Origination Fee (i) is not a charge for the use of money, but rather a purchase of the right to secure a loan of money on the part of Borrower; and (ii) is a material inducement for Lender to make the Loan and for having Lender ready, willing and able to fund the Loan in accordance with the terms of this Agreement. Borrower’s payment of the Origination Fee to Lender is and shall be in addition to all other payments (including without limitation principal and interest) now or hereafter payable to Lender pursuant to the terms and conditions of the Note or the other Loan Documents.

(e)
Curtailment. Borrower and Lender agree that disbursement of the proceeds at the closing of the Loan is limited to SEVEN HUNDRED FIFTY THOUSAND and NO/100THS DOLLARS ($750,000.00) until such time as 7-Eleven Inc. (“Tenant”) renews its lease with Borrower which currently expires on March 31, 2026 (the “Curtailment Period”). In the event Tenant renews its lease with Borrower, Borrower shall provide a copy of the renewal to Lender and the Curtailment Period will be terminated. Upon such termination, the balance of the Loan proceeds in the amount of THREE HUNDRED FIFTY THOUSAND and NO/100THS DOLLARS shall be disbursed to Borrower.

3.
Term. The term of this Agreement shall be for a period beginning with the date hereof and terminating upon payment of all unpaid principal and accrued interest under the Note, unless sooner terminated pursuant to the terms of this Agreement.

4.
Representations and Warranties. Borrower represents and warrants that:

(a)
Financial Condition. All balance sheets, financial statements, profit and loss statements, and all other financial information heretofore furnished to Lender, if any, are, to the best of Borrower’s knowledge, (i) true and correct and fairly reflect the financial condition of Borrower as of the dates thereof, including all contingent liabilities of every type and (ii) that the financial condition of Borrower as stated in the financial statements if provided to Lender has not changed materially and adversely since the dates of such documents.

(b)
Capacity and Standing. This Agreement, the Note, and any related documents executed pursuant to this Agreement, when executed, shall constitute valid and binding obligations of Borrower. Each Borrower warrants and represents that it is duly organized and existing under the laws of the state of its formation and is duly qualified and in good standing in every other state in which the nature of their business shall require such qualification, and are duly authorized to make and perform the obligations under the Note, the Mortgages, this Agreement and any related documents executed pursuant to this Agreement (the Note, the Mortgages, this Agreement, and any other related documents executed pursuant to this Agreement are hereinafter collectively referred to as the “Loan Documents”).
(c)
Violation of Other Agreements. The execution of the Loan Documents and the performance of the undersigned pursuant to the Loan Documents will not violate any provision of law, or any agreement, indenture, note or other instrument binding upon Borrower or give cause for the acceleration of any obligations of Borrower.

(d)
Authority. No approval by any governmental body, commission or agency, State or Federal, necessary to the making or validity of the Loan Documents is required.

(e)
Asset Ownership. The Borrower has good title to all of the properties and assets reflected on the balance sheets and financial statements supplied to Lender by Borrower, if any, and that all such properties and assets are free and clear of mortgages, security deeds, pledges, liens, charges, and all other encumbrances, except as otherwise disclosed by the financial statements submitted to Lender.

(f)
Discharge of Liens and Taxes. Borrower has duly filed, paid and/or discharged all taxes or other claims which may become a lien on any of its property or assets, excepting to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained.
(g)
Regulation U. None of the proceeds of the Loan made pursuant to this Agreement shall be used directly or indirectly for the purposes of purchasing or carrying any stock in violation of any of the provisions of Regulation U of the Board of Governors of the Federal Reserve System.

(h)
ERISA. Each employee benefit plan, as defined in the Employee Retirement Income Security Act of 1974 (“ERISA”) maintained by the Borrower or any subsidiary of the Borrower meets, as of the date hereof, the minimum funding standards of Section 302 of ERISA, all applicable requirements of ERISA and of the Internal Revenue Code, and no “reportable event” (as defined by ERISA) has occurred with respect to any plan.

5.
Affirmative Covenants. Borrower covenants and agrees that until payment in full of the principal of and interest on the Note, and its satisfaction of its obligations under this Agreement, unless Lender shall otherwise consent in writing, Borrower will:

(a)
Business Continuity. If applicable, conduct its business in substantially the same manner as such business is now and has heretofore been carried on and conducted; provided, however, Borrower shall be entitled to take such actions as it may determine in its commercially reasonable discretion as circumstances may require, including but not limited to, competitive properties, the economy, interest rate fluctuations, casualties and/or condemnations.

(b)
Entity Existence and Properties. Each Borrower as itself and its respective property shall comply fully with all applicable statutes, laws and regulations, and maintain the corporate or limited liability company existence of itself and shall maintain, preserve and keep its property and assets in good repair, working order and condition, making all needed replacements, additions, improvements and renewals thereto, to the extent allowed by this Agreement; provided, however, the foregoing shall in no way require any shareholder or member, as the case may be, to make any additional capital contributions to its respective Borrower or the subject properties.

(c)
Access to Books and Records. Allow Lender, or its agents, during normal business hours, at Borrower’s primary place of business to have access to the books, financial records and such other financial documents of Borrower, as Lender shall reasonably require, at a mutually acceptable time, and allow Lender to make copies thereof at Lender’s expense which copies will be kept confidential by Lender.

(d)
Insurance. Cause tenants to maintain adequate insurance coverage, including but not limited to, insurance against loss by fire, windstorm and other hazards included in the term “extended coverage,” pursuant to the terms of the respective Property leases, and in such an amount sufficient to prevent co-insurance, and shall cause prompt payment of all premiums therefor when due. Notwithstanding the forgoing, Borrower shall also maintain loss of rents and business interruption insurance in such amounts and with such companies acceptable to Lender in its sole but reasonable discretion. All policies shall include lender’s loss payable endorsement in favor of Lender.

(e)
Compliance with Other Agreements. Materially comply with all covenants, terms and conditions contained in this Agreement, the Mortgages and any other agreements or instruments entered into pursuant to this Agreement.

6.
Negative Covenants. Borrower covenants and agrees that until payment in full of the principal and interest on the Note, and Borrower’s satisfaction of its obligations hereunder, unless Lender shall otherwise consent in writing, Borrower will not:

(a)
Guarantees. Guarantee or otherwise become responsible for obligations of any other person, corporation, or entity excepting for the endorsement of negotiable instruments by Borrower or any subsidiary, if any, in the ordinary course of business for collection.

(b)
Limitation on Debt. Create, assume or become liable for any new debt, contingent or otherwise (other than trade payables incurred by Borrower in the ordinary course of business), without the prior written consent of Lender.

(c)
Encumbrances. Create, assume, or permit to exist any mortgage, security deeds, pledge, lien, charge or other encumbrance on any of the property given as security for the loans contemplated by this Agreement or any other agreement with Lender, whether now owned or hereafter acquired, other than: (i) the lien of the Mortgages; (ii) liens for taxes, contractors, materialmen and/or brokers contested in good faith; and (iii) liens accruing by law for employee benefits.

(d)
Transfer of Ownership. Sell, assign, pledge or otherwise transfer the primary ownership of the ownership interests in the Borrower; provided, however, nothing herein shall preclude the beneficial owners of each Borrower from making transfers so long as management for the affected Borrower remains consistent with management as of the date hereof.

(e)
Transfer of Interests. Sell, convey, assign, lease, pledge or otherwise transfer any of Borrower’s interest in or to the real property given as security for the loan contemplated by this Agreement.

7.
Financial Covenants. For so long as any balance remain unpaid on the Note, Borrower shall at all times comply with the following unless Lender shall otherwise consent in writing:
(a)
Financial Statements for Borrower. On an annual basis, within one hundred twenty (120) days after the fiscal year end, Borrower shall deliver to Lender, for Lender’s review, company prepared financial statements reviewed by a certified public accountant and shall include a consolidated statement of income (loss) and surplus (deficit) and a statement of cash flows, together with supporting schedules, all in reasonable detail and prepared in conformity with those previously provided or in form and substance reasonably satisfactory to Lender, at the close of such year.

(b)
Intentionally omitted.

(c)
DSCR. Holdings shall maintain a Debt Service Coverage Ratio (“DSCR”) of not less than 1.50:1.00, tested quarterly on trailing twelve-month basis. DSCR is defined as a fraction having a numerator of Net Operating Income (defined as gross operating expenses expensed during the same period) and a denominator of Debt Service (defined using the required principal and interest payments based on a 25-year amortization based on the actual interest rate). The tests will be based on the $750,000 loan amount amortized over 25 years if tested during the Curtailment Period or on the $1,100,000 loan amount if tested thereafter.

(d)
Right Sizing Provision. In the event that the DSCR requirement is not met due to the tenant vacating without fair warning, Borrower shall notify Lender of such vacation. Lender will allow ninety (90) days from the date of such notification for Borrower to sign a lease with a new tenant. Upon Borrower providing Lender with a copy of the fully executed lease with the new tenant, the Curtailment Period shall be terminated.

(e)
Intentionally omitted.

(f)
Other Financial Information. Borrower shall deliver, promptly, such other information regarding the operation, business affairs, and financial condition of Borrower or any of its subsidiaries, if any, which the Lender may reasonably request.

8.
Security. The obligations of Borrower to Lender pursuant to this Agreement and the Note executed pursuant thereto are secured wholly or partially by the grant of a security interest described in the Deed of Trust.

9.
Events of Default. The following shall be events of default hereunder by Borrower (a “Default”):

(a)
Any representation or warranty made in this Agreement shall prove to be intentionally false or misleading in any material respect;

(b)
Any report, certificate (including but not limited to any certification of the correctness of the articles of organization, operating agreement, articles of incorporation or bylaws, as the case may be, for each Borrower), financial statement or other document furnished in connection with this Agreement or the loan made pursuant hereto, shall prove to be false or misleading in any material respect;

(c)
Failure to make payment of any installment of principal or interest on the Note as and when due and payable within ten (10) days after receipt of written notice thereof from Lender;

(d)
Failure by Borrower to make any payment or imposition required under this Agreement or any of the Loan Documents within ten (10) days after receipt of written notice thereof from Lender or failure of Borrower to perform any other covenant or agreement required to be performed by Borrower hereunder within thirty (30) days after receipt of written notice thereof from Lender;
(e)
Failure to exhibit to Lender, within ten (10) days after written demand, receipts showing payment of all impositions, insurance premiums or transfer taxes;
(f)
Any actual structural alteration, demolition or removal of any Improvement, or non‑structural alteration of any Improvement, without the prior written consent of Lender;
(g)
Failure to comply with (and where applicable, obtain a discharge of record of) any requirement or order or notice of violation of law or ordinance issued by any governmental department claiming jurisdiction over the Property within sixty (60) days from notice thereof;
(h)
If proceedings under any bankruptcy or insolvency law (including an involuntary bankruptcy) are commenced by or against Borrower, or if a general assignment for the benefit of creditors is made by Borrower or if a trustee or receiver of the property of Borrower be appointed and not dismissed within ninety (90) days;
(i)
If Borrower requests or consents to any change in zoning affecting the Property or any waiver of or exemption from enforcement of any applicable zoning requirement affecting the Property, or materially varies the character or use of the Property, or amends the certificate of occupancy, without in each such instance first obtaining the prior consent in writing thereto of Lender, which consent may be withheld by Lender for any or no reason;
(j)
If Borrower defaults in the observance and/or performance of the covenants and agreements on the part of Borrower, as Landlord under the Lease to be performed and observed and said default continues beyond any applicable notice and grace period;
(k)
The occurrence of a Material Adverse Change. “Material Adverse Change” shall mean (i) any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity; or (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business.
(l)
Borrower fails to obtain Lender’s prior written consent to any application for subordinate financing; or
(m)
The occurrence of a default by Borrower under any of the other Loan Documents which is not cured within any applicable grace or cure period.

10.
Remedies Upon Default. Upon the occurrence of and during the continuance of any Default, Lender may, at its option, take any or all of the following actions, at the same or different times:

(a)
Declare the balance of the Note to be forthwith due and payable, both as to principal and interest, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived by Borrower, anything contained herein or in the Note to the contrary notwithstanding; and

(b)
Exercise such other rights and remedies as Lender may be provided in the Note, the Mortgages and any other Loan Documents executed pursuant to this Agreement, or as provided by law or equity.

11.
Notices. All notices and communications under this Note shall be in writing and shall be given by either (a) hand-delivery, (b) first class mail (postage prepaid), or (c) reliable overnight commercial courier (charges prepaid). Notice shall be deemed to have been given and received: (i) if by hand delivery, upon delivery; (ii) if by mail, three (3) calendar days after the date first deposited in the United States mail; and (iii) if by overnight courier, on the date scheduled for delivery. A party may change its address by giving written notice to the other party as specified herein.

Address for Notices:

GIPDC 3707 14TH ST LLC

401 E. Jackson Street

Tampa, Florida 33602

With a copy to:

Trenam Law

Attn: Timothy M. Hughes

200 Central Avenue, Suite 1600

St. Petersburg, FL 33701

VALLEY NATIONAL BANK

180 Fountain Parkway, North, Suite 200

St. Petersburg, Florida 33716

With a copy to:

Thomas C. Nash, II, Esq.

Macfarlane Ferguson & McMullen

625 Court Street, Suite 200

Clearwater, Florida 33756

tcn@macfar.com

12.
Miscellaneous Provisions.

(a)
Commitment Letter. The terms and conditions of any commitment letter from the Lender to Borrower shall be superseded by the terms of the Loan Documents and shall be of no further force or effect after the execution of such Loan Documents.

(b)
Indirect Means. Any act which Borrower is prohibited from doing shall not be done indirectly through a subsidiary or by any other indirect means.

(c)
Non-Impairment. If any one or more provisions contained in this Agreement or any other document executed pursuant to this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement and the documentation executed pursuant hereto, shall not in any way be affected or impaired thereby and this Agreement shall otherwise remain in full force and effect.

(d)
Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida.

(e)
Waiver. Neither the failure nor any delay on the part of Lender in exercising any right, power, or privilege granted pursuant to this Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege.

(f)
Modification. No modification, amendment, or waiver of any provision of this Agreement shall be effective unless in writing and signed by Lender, it being acknowledged by the parties hereto that all terms, conditions and covenants therein and herein contained are deemed to be material and relied upon by Lender.

(g)
Stamps and Fees. Borrower shall pay all federal or state stamps or taxes, or other fees and charges, if any, payable or determined to be payable by reason of the execution, delivery or issuance of this Agreement, the Note, the Mortgages or any security granted to Lender, or the making of any advance from time to time, whether they be payable upon execution or recurring from time to time, Borrower agrees to indemnify and hold harmless Lender against any and all liability in respect therefor.

(h)
Attorneys’ Fees. In the event that Borrower shall default in any of its obligations under the Loan Documents, Lender believes it reasonably necessary or proper to employ an attorney to assist in the enforcement or collection of the indebtedness of Borrower to Lender or to enforce any other term or condition of any of the Loan Documents, or in the event Lender voluntarily or otherwise shall become a party to any suit or legal proceeding (including a proceeding conducted under bankruptcy Code), Borrower agrees to pay the reasonable attorneys’ fees of Lender and all other costs that may reasonably be incurred by Lender. Borrower shall be liable for such attorneys’ fees and costs whether or not any suit or proceeding is commenced (including costs for appellate proceedings, if any); provided, however, in any litigation should Lender be deemed at fault, Borrower shall have no obligation to Lender’s attorneys’ fees and costs and Lender shall pay the reasonable attorneys’ fees of Borrower and all other costs that may reasonably be incurred by any Borrower.

(i)
Successors and Assigns. This Agreement shall be binding upon the parties and their respective successors and assigns.

(j)
Counterpart Execution. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, and such counterparts together constitute one and the same instrument. Signature and acknowledgment pages may be detached from the counterparts and attached to a single copy of this document to physically form one document.

(k)
Subordination of Debt. All shareholder notes shall be subordinate to the Loan; however, regular payments on such notes in the ordinary course of business may be made provided that no uncured default exists under the Loan.

(l)
Set Off. The Lender shall have a lien upon and a right of set-off against all deposits, monies, securities and other property of Borrower now or hereafter in the possession of, or on deposit with, the Lender, whether held in a general or special account for deposit, for safekeeping or otherwise.

(m)
Confidentiality. Lender hereby agrees to maintain the confidentiality of the Information (as hereinafter defined), except that Information may be disclosed (a) to its

Affiliates and its and its Affiliates’ managers, administrators, directors, officers, employees, trustees, partners, investors, funding sources, investment advisors and agents, including accountants, legal counsel and other advisors (collectively “Advisors”) on a “need to know basis” (provided that (i) the persons to whom such disclosure is made will be informed of the confidential nature of such Information and agree or otherwise have an obligation to keep such Information confidential and (ii) Lender shall be responsible for the compliance of its Affiliates and such Affiliates’ Advisors with this paragraph); (b) to the extent required or requested by, or upon the good faith determination by counsel that such information should be disclosed in light of ongoing oversight or review of such person, by any governmental authority or self-regulatory authority having or asserting jurisdiction over such person (including any governmental Authority regulating Lender or its Affiliates), provided that Lender agrees that it will notify Borrower as soon as practicable in the event of any such disclosure by such person (other than at the request of a regulatory authority) unless such notification is prohibited by law, rule or regulation; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, provided that Lender agrees that it will notify Borrower as soon as practicable in the event of any such disclosure by such person (other than at the request of a regulatory authority) unless such notification is prohibited by law, rule or regulation; (d) subject to an agreement containing provisions at least as restrictive as those of this Section 12(n) (or as may otherwise be reasonably acceptable to Borrower), to any direct or indirect contractual counterparty to a hedging contract, an assignee or participant hereunder, or any prospective assignee of or participant in any of its rights or obligations under this Agreement; (e) with the prior written consent of Borrower; (f) to the extent such Information becomes publicly available other than as a result of a breach of this Section 12(n) or other obligation of confidentiality owed to Borrower or becomes available to Lender or any of its Affiliates on a non-confidential basis from a source other than Borrower or its representatives (so long as such source is not known (after due inquiry) to Lender or any of their respective Affiliates to be bound by confidentiality obligations to Borrower; (g) in connection with the exercise of any remedies under the Agreement or any other Loan Document or any action or proceeding relating to the Agreement or any other Loan Document or the enforcement of its rights thereunder; (h) to the extent such information is independently developed by Lender or any of its Affiliates; or (i) for purposes of establishing a due diligence defense. In addition, Lender may disclose the existence of the Agreement and publicly available information about the Agreement to market data collectors, similar service providers to the lending industry, and service providers to Lender in connection with the administration, settlement and management of the Agreement, the other Loan Documents and the Loan. For the purposes of this Section 12(n), “Information” means all information received from or on behalf of Borrower relating to Borrower, its directors, officers, employees, trustees, investment advisors or agents, other than any such information that is publicly available to Lender prior to disclosure by or on behalf of Borrower other than as a result of a breach of this Section 12(n) or any other confidentiality obligation owed to Borrower.

[SIGNATURE ON FOLLOWING PAGE.]

[SIGNATURE PAGE TO LOAN AGREEMENT]

IN WITNESS WHEREOF, Borrower and Lender have caused this Loan Agreement to be duly executed all as of the day and year first above written.

BORROWER:

GIPDC 3707 14TH ST, LLC, a Delaware limited liability company

By: GIP DB SPE, LLC, a Delaware limited liability company, its sole Member

By: Generation Income Properties, L.P., a Delaware limited partnership, its Member

By: Generation Income Properties, Inc., a Maryland corporation, its General Partner

By: /s/David Sobelman

David Sobelman, President

LENDER:

VALLEY NATIONAL BANK,

a national banking association

By: /s/Kyle Bellini

Kyle Bellini, FVP